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                                                                   EXHIBIT 10.29

SDR Guaranty Agreement                               CONFIDENTIAL

                               GUARANTY AGREEMENT
                               ------------------

THIS GUARANTY AGREEMENT, dated as of August __, 1992, by and between SHOWA DENKO K.K. (the "Guarantor"), a corporation organized and existing under the laws of Japan, and Twin Laboratories, Inc. (the "Beneficiary"), a corporation organized and existing under the laws of New York.

                              W I T N E S S E T H

WHEREAS the Beneficiary and SHOWA DENKO AMERICA, INC. ("SDA") have entered into a written agreement dated as of the date of this Guaranty Agreement providing (among other things) that SDA agrees to indemnify the Beneficiary from and against certain obligations in respect of Claims relating to L-tryptophan manufactured by the Guarantor, all to the extent specified and pursuant to the terms and conditions contained in that agreement (that agreement, as the same may be amended, modified or supplemented from time to time, referred to herein as the "Agreement"), and

WHEREAS it is a requirement of the Agreement that SDA deliver the guaranty of SDA's obligations under the Agreement to the Beneficiary contained in this Guaranty Agreement;

NOW, THEREFORE, the Guarantor and the Beneficiary agree as follows:

1.   Guaranty. (a) The Guarantor unconditionally and irrevocably guarantees (as
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primary obligor and not merely as surety) payment in full as provided in the
Agreement of all amounts payable by SDA under the Agreement, as and when those amounts become payable by SDA pursuant to the terms and conditions contained in the Agreement. The Guarantor further unconditionally and irrevocably guarantees the performance by SDA, as and when required pursuant to the terms and conditions of the Agreement, of all obligations of SDA under the Agreement. The Guaranty contained herein is made subject to all of the terms and conditions contained in the Agreement evidencing the obligations of SDA guaranteed hereby, and nothing contained herein shall be deemed to amend or modify any of such terms or conditions in any way.

(b) This is a continuing Guaranty and a guaranty of payment (not merely of collection) and performance, and it shall remain in full force and effect until the later to occur of (i) termination of the Agreement in accordance with its terms and (ii) such time as all amounts payable by SDA under the Agreement have been validly, finally and irrevocably paid in full. This Guaranty shall not be affected in any way by the absence of any action to obtain those amounts from SDA. With respect to this Guaranty, the Guarantor waives all requirements as to presentment, demand for payment, demand for performance, notice of default, protest or notice of any kind regarding SDA or the breach by SDA of its obligations under the Agreement.
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(c)  This Guaranty shall not be affected by the occurrence of any circumstance
     (other than complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. If SDA merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, or files any petition for bankruptcy or any other insolvency proceeding, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by SDA under the Agreement and for the performance of all obligations of SDA under the Agreement.

(d) This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by SDA made pursuant to the Agreement, in whole or in part, is rescinded or must otherwise be returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of SDA or otherwise, all to the same extent as if that payment had not been made.

(e) So long as any amount payable by SDA under the Agreement is overdue and unpaid, the Guarantor shall not (i) exercise any right of subrogation or indemnity, or similar right or remedy, against SDA or any of its assets or property in respect of any amount paid by the Guarantor under this Guaranty or (ii) file a proof of claim in competition with the Beneficiary for any amount owing to the Guarantor by SDA on any account whatsoever in the event of the bankruptcy, insolvency or liquidation of SDA.

2.   Contractual Currency.  All payments by the Guarantor under this Guaranty
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shall be made in United States currency.

3.   No Conflict With Law; Remedies Not Exclusive. (a) Neither the execution or
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delivery of this Guaranty Agreement by the Guarantor, nor the performance by the
Guarantor of its obligations hereunder, conflicts with or will result in the breach of any applicable Japanese law, regulation or statute.

(b) The rights and remedies set forth in the Agreement are in addition to and not exclusive of any rights and remedies available to the Beneficiary by law in respect of this Guaranty.

4.   Amendments, Waivers.  All amendments, waivers and modifications of or to
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any provision of this Guaranty and any consent to departure by the Guarantor from the terms hereof shall be in writing and signed and delivered by the Beneficiary and, in the case of any such amendment or modification, by the Guarantor, and shall not otherwise be effective. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

5.   Binding Effect. This Guaranty shall be binding on the Guarantor and its
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successors and assigns. However, the Guarantor shall not transfer any of its obligations hereunder without the prior written consent of the Beneficiary, and any purported transfer without that consent shall be void. This Guaranty shall inure to the benefit of the Beneficiary and its successors and assigns.

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6.   Governing Law: Jurisdiction: Waiver of Jury Trial. (a) This Guaranty shall
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be governed by and construed and interpreted in accordance with the law of the
State of New York.

(b) The Guarantor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in connection with any action or proceeding by the Beneficiary to enforce the Guarantor's obligations under this Guaranty (each, a "Proceeding") and irrevocably appoints CT CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019 as its agent for the sole purpose of receiving service of process or other legal summons in connection with any Proceeding brought in any such court. So long as the Guarantor has any obligation under this Guaranty, it will maintain a duly appointed agent in New York City for the service of such process or summons and, if it fails to maintain such an agent, any such process or summons may be served on it by mailing a copy thereof to the Guarantor at its address set forth, and in the manner provided, in Paragraph 7 hereof, with such service deemed effective on the fifteenth day after the date of such mailing.

(c) The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any Proceeding brought in the courts of the State of New York or of the United States sitting in the Borough of Manhattan (a Proceeding brought in any such court, a "New York Proceeding") and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein contained shall preclude the Beneficiary from bringing an action or proceeding to enforce the Guarantor's obligations under this Guaranty in any other place where jurisdiction over the Guarantor properly may be obtained.

(d) The Guarantor irrevocably agrees that it will not raise as a defense or set-off in any New York Proceeding an allegation that the Beneficiary is indebted to the Guarantor or SDA, or interpose a counter-claim in a New York Proceeding seeking recovery of any such alleged indebtedness, unless that indebtedness allegedly arose out of the same operative facts as form the basis of the Beneficiary's claims in that New York Proceeding.

(e) The Guarantor and the Beneficiary each irrevocably waives trial by jury in any New York Proceeding.

(f) The Guarantor and the Beneficiary each irrevocably agree that the party prevailing in any New York Proceeding shall be entitled to be awarded therein an amount equal to the reasonable fees and expenses of its attorneys incurred in connection with that Proceeding.

7.   Enforcement in Japan. The Guarantor solemnly covenants that in the event
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that a final, non-appealable judgment is rendered against it in a New York
Proceeding (any such final, non-appealable judgment, a "Judgment"), the Guarantor (i) will not raise any defense to the enforcement of such Judgment in Japan which would, or seeks to, require relitigation of that New York Proceeding; and (ii) will do everything within its power to assure that such

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Judgment becomes enforceable in Japan as soon as is possible under Japanese law after the time enforcement of such Judgment is sought in that country.

8.   Notices. All notices, requests, demands and other communications to the
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Guarantor or the Beneficiary which are required or permitted hereunder shall be made in writing and shall be deemed properly given hereunder when provided by confirmed facsimile transmission, with a separate confirming copy sent by United States registered mail, return receipt requested, with sufficient postage prepaid thereon to carry it to its addressed destination, as follows:

     SHOWA DENKO K.K.
     13-9, Shiba Daimon 1-chome
     Minato-ku, Tokyo 105
     Japan
     Attention: President
     --------------------
     Facsimile: 011-81-3-5470-3709

with a copy to:

     CLEARY, GOTTLIEB, STEEN & HAMILTON
     One Liberty Plaza
     New York, New York 10006
     Attention: Christopher H. Lunding, Esq.
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     Facsimile: 212-225-3999

If to the Beneficiary:

     Twin Laboratories, Inc.
     2120 Smithtown Avenue
     Ronkonkoma, NY 11779
     Attention: Philip M. Kazin, Esq.
     --------------------------------
     Confirmation: (516) 467-3140

with a copy to:

     Kelley, Drye, & Warren
     101 Park Avenue
     New York, NY 10178
     Attention: Bud G. Holman, Esq.
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     Facsimile: (212) 808-7899

The Guarantor and the Beneficiary each reserves the right to change its address and/or facsimile number for the purposes set forth above by giving fifteen days' prior written notice of such change to the other either at its address for the giving of notices set forth in the

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Agreement or to such other address as the party giving such notice shall have specified to the other party in the manner set forth above.

9.   Headings. The section headings in this Guaranty are for convenience of
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reference only and shall not affect the meaning or construction of any provision hereof.

IN WITNESS WHEREOF the Guarantor and the Beneficiary each has duly executed this Guaranty Agreement as of the date first written above.

SHOWA DENKO K.K.

By:
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     Daiya Miyoshi
     Representative Director
     and Executive Vice President


TWIN LABORATORIES, INC.

By:
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     Neil Blechman
     Vice President

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